FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS ENDED MARCH 31, 2016

Highlights and Significant Items

•	Adjusted Funds from Operations (“AFFO”) of $0.47 per share-diluted (see Schedule I).

•	GAAP net income allocable to common shares of $0.31 per share-diluted.

•	Since the inception of our common stock repurchase program and through March 31, 2016, we have repurchased approximately 7.9% of our outstanding common shares.

•	RSO repurchased 196,000 Preferred B shares, which had an accretive impact to our common shareholders of $1.6 million, or $0.05 per share-diluted, during the three months ended March 31, 2016.

•	Net interest income increased $1.6 million, or 7.0%, as compared to the three months ended March 31, 2015.

•
On April 25, 2016, RSO liquidated RREF CDO 2006-1, a commercial real estate ("CRE") collateralized debt obligation ("CDO") vehicle, and received in exchange for its equity interest, collateral with a net realizable value of $66.3 million.

•	Common stock cash dividend of $0.42 per share.

New York, N.Y., May 2, 2016 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on CRE assets, commercial mortgage-backed securities (“CMBS”), middle market loans, commercial finance assets and other investments, reported results for the three months ended March 31, 2016. All per share amounts stated in this release take into account the one-for-four reverse stock split effective on August 31, 2015 as though it were in full effect for all periods presented for comparison purposes.

First Quarter 2016 Results

•
RSO reported AFFO for the three months ended March 31, 2016 of $14.7 million, or $0.47 per share-diluted as compared to $21.3 million, or $0.64 per share-diluted for the three months ended March 31, 2015. A reconciliation of GAAP net income (loss) to AFFO is set forth in Schedule I of this release.

•
GAAP net income (loss) allocable to common shares for the three months ended March 31, 2016 was $9.7 million, or $0.31 per share-diluted as compared to net income of $9.4 million, or $0.28 per share-diluted for the three months ended March 31, 2015.

•
On January 1, 2016, RSO adopted Accounting Standards Update 2015-02: Consolidation (Topic 810): Amendments to the Consolidation Analysis ("ASU 2015-02") as required.  It was determined that RSO is no longer the primary beneficiary of the following variable interest entities ("VIEs"); and, therefore, they were deconsolidated: RREF CDO 2006-1, RREF CDO 2007-1, Apidos Cinco CDO, Pelium Capital Partners, L.P., and RCM Global, LLC.  As a result of these deconsolidations, RSO will no longer reflect the underlying collateral (loans and securities) of those VIEs in its consolidated financial statements. Instead, RSO will prospectively reflect in its balance sheet its direct investments (the "retained investments") in the issued and outstanding securities of those VIEs. RSO's retained investments in RREF CDO 2006-1, RREF CDO 2007-1, Apidos Cinco CDO are now accounted for as investment securities, available-for-sale and, as a result, are marked-to-market while the RSO's retained investments in Pelium Capital Partners, L.P., and RCM Global, LLC are accounted for as equity method investments. RSO has elected to retrospectively reflect the deconsolidation of these entities on a modified basis, which resulted in a reduction to the beginning balance of retained earnings as of January 1, 2016, of $16.9 million, or $0.55 per common share. The reduction to retained earnings represents the effect of marking the investments to market as of the date of the required adoption of ASU 2015-02 and represents discounts to par due to illiquidity premiums and other market forces which are expected to be recovered over time as the investments approach their respective maturities. To reflect the impact of this expectation, we present a reconciliation from GAAP book value to economic book value in Schedule IV.

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio of $1.5 billion, at carrying value, is comprised 100% of senior whole loans as of March 31, 2016.

•	$1.4 billion, or 99%, of floating rate whole loans in the CRE portfolio have London Interbank Offered Rate (“LIBOR”) floors with a weighted average floor of 0.27% as of March 31, 2016.

•
Interest income on whole loans increased by $3.3 million or 20.2%, to $19.4 million during the three months ended March 31, 2016 as compared to $16.1 million during the three months ended March 31, 2015. For comparison purposes, this excludes income in the 2015 period from our legacy CRE CDOs deconsolidated in Q1 2016.

•	Closed and funded $573.3 million of new whole loans in the 12 months ended March 31, 2016, with a weighted average yield of 5.38%, including amortization of origination fees.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three and 12 months ended March 31, 2016 (in millions, except percentages):

	Three Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	March 31, 2016	March 31, 2016
New whole loans funded and originated	$38.9	$573.3	5.20%	—%
Unfunded loan commitments	10.2	63.2
New loans originated	49.1	636.5
Payoffs (3)	(24.4)	(340.2)
Previous commitments funded	17.3	48.3
Principal pay downs	—	(1.5)
Unfunded loan commitments	(10.2)	(63.2)
Loans, net funded	$31.8	$279.9

(1)
Represents the weighted-average rate above the one-month LIBOR on loans whose interest rate is based on LIBOR as of March 31, 2016. $38.9 million of loans originated during the three months ended March 31, 2016 have LIBOR floors, with a weighted average floor of 0.21%.

(2)	Reflects rates on new whole loans funded and originated during the three months ended March 31, 2016.

(3)	CRE loan payoffs and extensions resulted in $207,000 of exit and extension fees earned during the three months ended March 31, 2016.

Legacy Commercial Real Estate CDO Liquidation
On April 25, 2016, RSO called and liquidated its investment in RREF CDO 2006-1. RREF CDO 2006-1 was RSO's first CRE CDO which closed on August 10, 2006 and was comprised of $345.0 million of assets at closing. RSO received the remaining collateral of $49.0 million, at par, in exchange for its remaining interest after paying off the CDO debt. In addition, RREF 2006-1 held an interest of $17.25 million, at par, in certain notes of RREF CDO 2007-1 and, as a result, the liquidation increased RSO's net investment in RREF 2007-1. RSO had deferred AFFO, representing cash gains on extinguishment of debt, of $21.4 million as of March 31, 2016. These cash gains will be recognized over subsequent periods as AFFO as RSO receives cash above its cost basis in the repurchased debt.
Commercial Finance & Middle Market Loans

•
RSO's middle market loan portfolio was $326.7 million, at carrying value, with a weighted-average spread of one-month and three-month LIBOR plus 8.60% at March 31, 2016. There was $153.0 million outstanding on RSO's senior secured credit facility used to finance middle market lending as of March 31, 2016.

•	Middle market loan payoffs of $105.1 million resulted in $2.6 million of prepayment fees earned during the three months ended March 31, 2016.

•	RSO earned $402,000 of net fees through its subsidiary, Resource Capital Asset Management, during the three months ended March 31, 2016.
The following table summarizes RSO's middle market loan activities and fundings of previous commitments, at par, for the three months and 12 months ended March 31, 2016 (in millions, except percentages):

	Three Months Ended March 31, 2016	12 Months Ended March 31, 2016	Weighted Average Spread (1)	Weighted Average All-in Rate (2)	Weighted Average Yield

New loans funded and originated	$50.1	$179.7	9.00%	10.0%	9.70%
Unfunded loan commitments	3.6	8.2
New loans originated	53.7	187.9
Payoffs and sales (3)	(105.1)	(149.8)
Previous commitments funded	4.3	13.1
Principal pay downs	(3.3)	(11.7)
Unfunded loan commitments	(3.6)	(8.2)
Loans, net funded	$(54.0)	$31.3

(1)
Represents the weighted-average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of March 31, 2016, excluding fees. Of these loans, $50.1 million have LIBOR floors with a weighted average floor of 1.00%.

(2)	Reflects rates on RSO's portfolio balance as of March 31, 2016, excluding fees.

(3)	Middle market loan payoffs resulted in $2.6 million of prepayment fees earned during the three months ended March 31, 2016.
Liquidity
At March 31, 2016, RSO's liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $71.4 million and restricted cash of $540,000 in margin call accounts;

•	capital available for reinvestment in two of RSO's CRE securitizations of $7.6 million; and

•
loan principal repayments of $222,000 that will pay down outstanding CLO note balances, as well as interest collections of $141,000. In addition, RSO had $195,000 in restricted deposits related to certain of its investments.

In addition, RSO has $251.1 million and $141.8 million, respectively, available through two term financing facilities to finance the origination of CRE loans and $75.7 million available through a term financing facility to finance the purchase of CMBS. RSO also has $72.0 million available through a middle market syndicated revolving credit facility to finance the direct origination of middle market loans and purchase of syndicated bank loans.

Equity Allocation
As of March 31, 2016, RSO had allocated its invested equity capital among its targeted asset classes as follows: 70% in CRE assets, 27% in commercial finance and middle market assets and 3% in other investments.
Book Value
As of March 31, 2016, RSO’s book value per common share was $17.12, a decrease from $17.63 per common share at December 31, 2015.  The decrease in book value is primarily attributable to the adoption of new consolidation accounting guidance effective January 1, 2016. Upon adoption, RSO deconsolidated five variable interest entities resulting in a reduction to the beginning balance of retained earnings of $16.9 million, or $0.55 per common share. RSO has provided a schedule on economic book value which adjusts for certain investments which RSO intends to hold to maturity and has recorded unrealized losses on the investments, in excess of RSO's value at risk (See Schedule IV). Total stockholders’ equity at March 31, 2016, which measures equity before the consideration of non-controlling interests, was $788.7 million, of which $270.0 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2015 was $818.9 million of which $274.7 million was attributable to preferred stock.
Capital Transactions
During the three months ended March 31, 2016, RSO repurchased $7.3 million of its common stock (approximately 643,000 shares). Since the inception of the program through March 31, 2016, RSO has repurchased $33.2 million of its common stock (approximately 2.6 million shares), which represented approximately 7.9% of the outstanding common shares, at a weighted average price of $12.60 per share.
RSO repurchased 196,000 Preferred B shares, which had an accretive impact to our common shareholders of $1.6 million, or $0.05 per share-diluted, during the three months ended March 31, 2016.
In March 2016, RSO's board of directors approved a new securities repurchase program for up to $50.0 million of its outstanding securities.

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of March 31, 2016, classified by asset type:

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
As of March 31, 2016
Loans Held for Investment:
CRE Whole loans(1)	$1,453,128	$1,451,635	63.75%	5.49%
Middle market loans(4)	321,240	318,589	13.99%	9.69%
Residential mortgage loans(5)	1,704	1,693	0.07%	4.20%
	1,776,072	1,771,917	77.81%
Loans held for sale (2):
Bank loans	153	153	0.01%	N/A(3)
Middle market loans	3,459	3,459	0.15%	8.50%
Residential mortgage loans	122,541	122,541	5.38%	3.73%
	126,153	126,153	5.54%
Investments in Available-for-Sale Securities:
CMBS-private placement	91,192	89,565	3.93%	5.14%
RMBS	2,033	2,070	0.09%	4.89%
ABS	208,213	208,554	9.16%	N/A(3)
	301,438	300,189	13.18%
Investment Securities-Trading:
Structured notes	5,994	3,886	0.17%	N/A(3)
RMBS	1,896	—	—%	N/A(3)
	7,890	3,886	0.17%
Other (non-interest bearing):
Investment in unconsolidated entities	74,356	74,356	3.27%	N/A(3)
Direct Financing Leases(6)	1,179	714	0.03%	5.66%
	75,535	75,070	3.30%
Total Investment Portfolio	$2,287,088	$2,277,215	100.00%

(1)	Net carrying amount includes allowance for loan losses of $1.5 million at March 31, 2016.

(2)	Loans held for sale are carried at the lower of cost or market.

(3)	There is no stated rate associated with these securities.

(4)	Net carrying amount includes allowance for loan losses of $2.7 million at March 31, 2016.

(5)	Net carrying amount includes allowance for loan losses of $11,000 at March 31, 2016.

(6)	Net carrying amount includes allowance for loan losses of $465,000 at March 31, 2016.

Supplemental Information
The following schedules of reconciliations and supplemental information as of March 31, 2016 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of General and Administrative Expenses.

•	Schedule III - Summary of Securitization Performance Statistics.

•	Schedule IV - Reconciliation of GAAP Stockholders' Equity to Economic Book Value.

•	Supplemental Information regarding loan investment statistics, CRE loans and middle market loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other middle market loans, commercial finance and residential mortgage investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures will be discussed in this release. RSO's presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with Generally Accepted Accounting Principles can be accessed through our filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, reconciliation of GAAP net income to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan and middle market loan portfolios and a reconciliation of GAAP stockholders' equity to economic book value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$71,403	$78,756
Restricted cash	8,721	40,635
Investment securities, trading	3,886	25,550
Investment securities available-for-sale, pledged as collateral, at fair value	87,662	162,306
Investment securities available-for-sale, at fair value	212,527	45,782
Loans held for sale ($122.5 million and $94.5 million at fair value)	126,153	95,946
Loans, pledged as collateral and net of allowances of $4.1 million and $47.5 million	1,771,917	2,160,751
Investments in unconsolidated entities	74,356	50,030
Derivatives, at fair value	4,689	3,446
Interest receivable	10,788	14,009
Deferred tax asset, net	12,634	12,646
Principal paydown receivable	—	17,941
Direct financing leases, net of allowances of $0.5 million and $0.5 million	714	931
Intangible assets	25,511	26,228
Prepaid expenses	2,778	3,180
Other assets	12,540	22,295
Total assets	$2,426,279	$2,760,432
LIABILITIES (2)
Borrowings	$1,602,025	$1,895,288
Distribution payable	17,125	17,351
Accrued interest expense	5,024	5,604
Derivatives, at fair value	2,742	3,941
Accrued tax liability	815	549
Accounts payable and other liabilities	10,912	10,939
Total liabilities	1,638,643	1,933,672
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share,1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,544,579 and 5,740,479 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,217,415 and 31,562,724 shares issued and outstanding (including 910,790 and 691,369 unvested restricted shares)	31	32
Additional paid-in capital	1,217,493	1,228,346
Accumulated other comprehensive income (loss)	(1,895)	(2,923)
Distributions in excess of earnings	(426,935)	(406,603)
Total stockholders’ equity	788,706	818,864
Non-controlling interests	(1,070)	7,896
Total equity	787,636	826,760
TOTAL LIABILITIES AND EQUITY	$2,426,279	$2,760,432

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$—	$95
Restricted cash	7,986	39,061
Investment securities available-for-sale, pledged as collateral, at fair value	—	66,137
Loans held for sale	153	1,475
Loans, pledged as collateral and net of allowances of $1.1 million and $42.8 million	1,039,119	1,416,441
Interest receivable	4,185	6,592
Prepaid expenses	64	238
Principal paydown receivable	—	17,800
Other assets	—	833
Total assets of consolidated VIEs	$1,051,507	$1,548,672

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$725,109	$1,032,581
Accrued interest expense	635	923
Derivatives, at fair value	—	3,346
Accounts payable and other liabilities	44	(117)
Total liabilities of consolidated VIEs	$725,788	$1,036,733

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
REVENUES
Interest income:
Loans	$34,112	$32,663
Securities	4,798	4,052
Leases	(54)	95
Interest income - other	1,241	832
Total interest income	40,097	37,642
Interest expense	15,771	14,902
Net interest income	24,326	22,740
Dividend income	17	16
Fee income	(701)	1,170
Total revenues	23,642	23,926
OPERATING EXPENSES
Management fees - related party	4,037	3,560
Equity compensation - related party	1,263	995
Rental operating expense	—	6
Lease operating	3	23
General and administrative	10,070	10,971
Depreciation and amortization	641	565
Impairment losses	—	59
Provision (recovery) for loan and lease losses	37	3,990
Total operating expenses	16,051	20,169

	7,591	3,757
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated subsidiaries	2,222	706
Net realized and unrealized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	4,828	13,967
Net realized and unrealized gain (loss) on investment securities, trading	145	2,074
Unrealized gain (loss) and net interest income on linked transactions, net	—	235
(Loss) on reissuance/gain on extinguishment of debt	—	(900)
(Loss) gain on sale of real estate	(3)	(22)
Total other income (expense)	7,192	16,060

INCOME (LOSS) BEFORE TAXES	14,783	19,817
Income tax (expense) benefit	(763)	(1,847)
NET INCOME (LOSS)	14,020	17,970

	For the Three Months Ended
	March 31,
	2016	2015
Net (income) loss allocated to preferred shares	(6,048)	(6,091)
Excess of carrying value over redemption value of preferred shares redeemed	1,611	—
Net (income) loss allocable to non-controlling interest, net of taxes	90	(2,477)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$9,673	$9,402
NET INCOME (LOSS) PER COMMON SHARE – BASIC	$0.32	$0.29
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$0.31	$0.28
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,600,407	32,814,227
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,038,095	33,076,104

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)
Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance. The Company calculates AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that are deemed to be non-recurring in nature.  The Company deems transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if it does not expect a similar transaction to occur in the next two years.  The Company adjusts for these non-cash and non-recurring items to analyze its ability to produce cash flow from on-going operations, which is used to pay dividends to its shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share-based compensation expense; amortization of various deferred items and intangible assets; gains on sales of properties that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to the Company's real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which the Company made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, the Company calculates AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO and AFFO as measures of the Company's operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not allow accurate period to period comparisons of the Company's operating performance.

While the Company's calculations of FFO and AFFO may differ from the methodology used for calculating FFO and AFFO by other REITs, and its FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs. Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income (loss) to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	For the Three Months Ended
	March 31,
	2016	2015
Net income (loss) allocable to common shares - GAAP	$9,673	$9,402
Adjustments:
(Gains) losses on sales of property (1)	(21)	22
FFO allocable to common shares	9,652	9,424
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	144	3,624
Amortization of deferred costs (non real estate) and intangible assets	3,170	2,867
Amortization of discount on convertible senior notes	709	316
Equity investment (gains) losses	(1,411)	(52)
Share-based compensation	1,263	995
Impairment losses	—	59
Unrealized losses (gains) on CMBS marks - linked transactions (2)	—	(235)
Unrealized (gains) losses on trading portfolio	65	(1,164)
Unrealized (gains) losses on FX transactions	(165)	(659)
Unrealized (gains) losses on derivatives	(1,378)	1,075
Loss on resale of debt	—	900
Change in mortgage servicing rights valuation reserve	2,500	550
Change in residential loan warranty reserve	119	—
Other adjustments	—	399
REIT tax planning adjustments	—	317
Cash items:
Gains (losses) on sale of property (1)	21	(22)
Gains (losses) on extinguishment of debt	—	2,880
Capital expenditures	—	—
AFFO allocable to common shares	$14,689	$21,274

Weighted average shares – diluted	31,038	33,076

AFFO per share – diluted	$0.47	$0.64

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

(2)	As the result of an accounting standards update adopted on January 1, 2015, RSO unlinked its previously linked transactions.

We have five reportable operating segments: Commercial Real Estate Lending, Commercial Finance, Middle Market Lending, Residential Mortgage Lending, and Corporate & Other. The reportable operating segments are business units that offer different products and services. The Commercial Real Estate Lending operating segment includes our activities and operations related to commercial real estate loans, commercial real estate-related securities, and investments in real estate. The Commercial Finance operating segment includes our activities and operations related to bank loans, bank loan-related securities, and direct financing leases. The Middle Market Lending operating segment includes our activities and operations related to the origination and purchase of middle market loans. The Residential Mortgage Lending operating segment includes our activities and operations related to the origination and servicing of residential mortgage loans and the investment in residential mortgage-backed securities ("RMBS"). The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment, and general and administrative expense. The following table presents a reconciliation of GAAP net income (loss) to AFFO for the three months ended March 31, 2016 presented by operating segment (in thousands,except per share data):

	Commercial Real Estate Lending	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Corporate & Other	Total
Net income (loss) allocable to common shares - GAAP	$16,578	$2,480	$7,836	$(2,596)	$(14,625)	$9,673
Adjustments:
(Gains) losses on sales of property (1)	(21)	—	—	—	—	(21)
FFO allocable to common shares	16,557	2,480	7,836	(2,596)	(14,625)	9,652
Adjustments to net income (loss) to reconcile AFFO:
Non-cash items:
Provision (recovery) for loan and lease losses	68	(30)	106	—	—	144
Amortization of deferred costs (non real estate) and intangible assets	1,239	474	233	1,189	35	3,170
Amortization of discount on convertible senior notes	—	—	—	—	709	709
Equity investment (gains) losses	—	(1,411)	—	—	—	(1,411)
Share-based compensation	—	—	—	555	708	1,263
Unrealized (gains) losses on trading portfolio	—	65	—	—	—	65
Unrealized (gains) losses on FX transactions	—	(165)	—	—	—	(165)
Unrealized (gains) losses on derivatives	—	—	—	(1,196)	(182)	(1,378)
Change in mortgage servicing rights valuation				2,500		2,500
Change in residential loan warranty reserve	—	—	—	119	—	119
Cash items:
Gains (losses) on sale of property(1)	21	—	—	—	—	21
Total AFFO adjustments	1,328	(1,067)	339	3,167	1,270	5,037
AFFO allocable by segment	$17,885	$1,413	$8,175	$571	$(13,355)	$14,689

Weighted average shares – diluted	31,038	31,038	31,038	31,038	31,038	31,038

AFFO per share – diluted (by segment)	$0.58	$0.04	$0.26	$0.02	$(0.43)	$0.47
Contribution by percentage	63.8%	5.0%	29.2%	2.0%
Allocation	$0.30	$0.02	$0.14	$0.01

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF GENERAL AND ADMINISTRATIVE EXPENSES
(in thousands)
(unaudited)

The following table presents the break out of general and administrative expenses between Corporate general and administrative expenses and Residential Mortgage Lending general and administrative expenses:

	For the Three Months Ended
	March 31,
	2016	2015
General and administrative expenses:
Corporate	$3,986	$4,784
Residential Mortgage Lending	6,084	6,187
Total	$10,070	$10,971

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of the Company's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Three Months Ended March 31,	Year Ended December 31,	As of March 31,	As of March 31,	As of Initial Measurement Date
	2016	2015	2016 (1) (2)	2016 (3)
Apidos Cinco CDO (4)	$983	$6,336	$4,908	$20,185	$17,774
RREF CDO 2006-1(4)	$1,039	$3,451	$2,015	$72,736	$24,941
RREF CDO 2007-1(4)	$414	$6,102	$109	$76,544	$26,032
RCC CRE Notes 2013	$1,192	$9,129	N/A	N/A	N/A
RCC 2014-CRE2 (5)	$3,325	$15,826	N/A	$43,587	$20,663
RCC 2015-CRE3 (6)	$2,942	$9,186	N/A	$14,530	$20,313
RCC 2015-CRE4 (7)	$2,975	$3,291	N/A	$9,397	$9,397
Moselle CLO S.A. (8)	$183	$29,099	N/A	N/A	N/A

(1)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(2)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of securitization notes senior to the Company's preference shares.

(3)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(4)	Apidos Cinco CDO, RREF CDO 2006-1, and RREF CDO 2007-1 were deconsolidated as a result of the new consolidation accounting guidance adopted effective January 1, 2016.

(5)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period ending in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(6)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(7)
Resource Capital Corp. 2015-CRE4 closed on August 18, 2015; the first distribution was in September 2015. There is no reinvestment period; however, principal repayments, for a period ending in September 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(8)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014 the Company began to liquidate Moselle CLO S.A. and, by January 2015, all of the assets were sold.

SCHEDULE IV

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (2)
(in thousands)
(unaudited)

As of March 31, 2016
Total stockholders equity per GAAP (1)	$788,706
Preferred stock equity	(269,977)
Stockholders' equity allocable to common shares	518,729

Add:
Deconsolidation of RREF CDO 2006-1 (3) (4)	1,024
Deconsolidation of RREF CDO 2007-1 (3) (4)	10,130
Deconsolidation of Apidos Cinco CDO (3) (4)	5,362
Net unrealized losses - investment securities available-for-sale and derivatives (5)	1,991
Economic book value	$537,236
Shares outstanding	30,306,625
Economic book value per share	$17.73

(1)	Book value allocable to common shares is calculated as total stockholders' equity of $788.7 million less preferred stock equity of $270.0 million as of March 31, 2016.

(2)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share. This serves as an additional measure of RSO’s value because it facilitates evaluation of RSO without the effects of unrealized losses on investments and derivatives, for which we expect to recover net realizable value at maturity, in excess of RSO’s value at risk. Unrealized losses that are in excess of RSO’s maximum value at risk and unrealized net discounts on loans and securities are added back to stockholders' equity in arriving at economic book value. Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RSO’s consolidated balance sheets, to help analyze RSO’s value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing RSO’s economic book value to that of other REITs.

(3)
Effective January 1, 2016, RSO deconsolidated RREF CDO 2006-1, RREF CDO 2007-1 and Apidos Cinco CDO upon the adoption of new accounting guidance. RSO retains investment securities and preferred interests in the CDO vehicles, which RSO accounts for as investments securities, available-for-sale. The reduction to retained earnings of $16.9 million represents the effect of marking these investments to market as of the date of the required adoption and represents discounts to par due to illiquidity premiums and other market forces and are expected to be recovered over time as the investments approach their respective maturities.

(4)
RSO will recognize the excess of all cash flows attributable to the beneficial interest estimated at the date of the required adoption over the fair value of the investment (the accretable yield) at January 1, 2016, as interest income over the life of the beneficial interest using the effective interest method. The cash flows are subject to changes in prepayment speeds and potential impairments of the underlying investments, which would have an impact on the net realizable value and future income. These assumptions are reviewed quarterly.

(5)
RSO adds back unrealized net accretion of securities that will be accreted into interest income over the lives of the securities using the effective interest method, adjusted for the effects of estimated prepayments. If the investment is purchased at a discount or at a premium, the effective interest is computed based on the contractual interest rate increased for the accretion of a purchase discount or decreased for the amortization of a purchase premium. The effective interest method requires RSO to make estimates of future prepayment rates for its investments that can be contractually prepaid before their contractual maturity date so that the purchase discount can be accreted, or the purchase premium can be amortized, over the estimated remaining life of the investment. The cash flows are subject to changes in prepayment speeds and potential impairments of the underlying investments, which would have an impact on the net realizable value and future income. These assumptions are reviewed quarterly.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	March 31, 2016	December 31, 2015
Allowance for loan losses:
Specific allowance:
Commercial real estate loans (1)	$—	$40,274
Bank loans (1)	—	1,282
Middle market loans	—	—
Total specific allowance	—	41,556
General allowance:
Commercial real estate loans	1,493	1,565
Middle market loans	2,651	3,939
Residential mortgage loans	11	11
Total general allowance	4,155	5,515
Total allowance for loans	$4,155	$47,071
Allowance as a percentage of total loans	—%	2.1%

Loans held for sale: (2)
Bank loans	$153	$1,475
Middle market loans	3,459	—
Residential mortgage loans	122,541	94,471
Total loans held for sale	$126,153	$95,946

(1)
As a result of the deconsolidation of RREF CDO 2006-1, RREF CDO 2007-1, and Apidos Cinco CDO on January 1, 2016, the loans in these CDO vehicles are no longer carried on our consolidated balance sheet.

(2)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2016 (based on carrying value):

Security type:
Whole loans	100.0%
Total	100.0%

Collateral type:
Multifamily	48.0%
Office	22.1%
Retail	19.5%
Hotel	10.4%
Total	100.0%

Collateral location:
Texas	31.0%
Northern California	13.2%
Southern California	11.5%
Georgia	8.5%
Florida	6.4%
North Carolina	5.7%
Colorado	3.3%
Nevada	2.9%
Pennsylvania	2.4%
Minnesota	2.2%
Maryland	2.1%
Other	10.8%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents middle market loan portfolio statistics by industry as of March 31, 2016 (based on carrying value):

Industry type:
Diversified/Conglomerate Service	15.0%
Healthcare, Education, and Childcare	13.2%
Hotels, Motels, Inns, and Gaming	11.6%
Telecommunications	9.2%
Buildings and Real Estate	6.7%
Beverage, Food and Tobacco	6.3%
Leisure, Amusement, Motion Pictures, Entertainment	5.9%
Insurance	5.3%
Personal Transportation	5.1%
Banking	4.5%
Structure Finance Securities	3.2%
Home and Office Furnishings, Housewares, and Durable Consumer Products	3.1%
Personal, Food, and Miscellaneous Services	3.0%
Finance	2.7%
Diversified/Conglomerate Manufacturing	2.2%
Cargo Transport	1.9%
Oil and Gas	1.1%
Total	100.0%